Responding To Mylan’s Inadequate Tender Offer: Perrigo’s Board Recommends That You Reject the Offer and Do Not Tender September 2015 Exhibit (a)(2)

Important Information
Forward Looking Statements
Certain statements in this presentation are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,
“estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited offer.  These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise
Additional Information and Where to Find It
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  In response to the exchange offer commenced by
Mylan N.V., Perrigo has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”).
Security holders are urged to read the solicitation/recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com.
Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North
America or by email at PRGO@mackenziepartners.com
Irish Takeover Rules
The directors of Perrigo accept responsibility for the information contained in this presentation. To the best of the knowledge and belief of the directors of
Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this presentation is in accordance with the facts and does not omit anything likely to affect the import of such information.
Nothing in this presentation is intended to be a profit forecast or asset valuation and no statement in this presentation should be interpreted to mean that the earnings per Perrigo share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.
A person interested in 1% or more of any class of relevant securities of Perrigo may have disclosure obligations under Rule 8.3 of the Irish Takeover
Rules.

Perrigo
Board Recommendation: Reject the Offer by Taking No Action
Mylan’s
Value Destructive Offer
Mylan’s
Poor Track Record of Corporate Governance
Perrigo
Offers Superior Value Creation
Conclusions and Questions

Strong Recommendation of Perrigo’s Board:
Reject the Offer by Taking No Action
Mylan’s Offer is a Bad Deal
for
Perrigo’s Shareholders
Reject Mylan’s Offer:
Do Not
Tender
Perrigo
Will Deliver Superior Value Creation
Mylan’s
Offer Substantially Undervalues Perrigo
and Will
Destroy Shareholder Value

Perrigo
Board Recommendation: Reject the Offer by Taking No Action
Mylan’s
Value Destructive Offer
Mylan’s
Poor Track Record of Corporate Governance
Perrigo
Offers Superior Value Creation
Conclusions and Questions

Mylan’s Offer Is A Bad Deal For Perrigo Shareholders
Exposes
Perrigo
Holders
to Mylan’s
Weak Business
Profile
Dilutes Perrigo’s growth profile and premium valuation
4
Increases product concentration and portfolio risk
5
Exposes Perrigo to declining Established Products business
6
Subjects Perrigo to a Board with a consistently poor governance track record
7
Transfers ownership to company with tools for and record of ignoring shareholder interests
8
50% tender threshold increases risk and heightens potential for further value destruction
9
Sentences
Perrigo
Holders
to Mylan’s
“Governance
Prison”
Destroys Value
for
Shareholders
Substantially undervalues Perrigo
1
Highly dilutive to Mylan EPS
2
Significant
overhang
in
Mylan
Stock
-
largest
holder,
Abbott
(14.2%),
has
filed
for
sale
3

14% Premium
1
*Perrigo share price as of April 7, 2015, the day prior to Mylan publicly releasing their initial proposal for Perrigo
** Based on Mylan’s closing share price of $49.01 on September 16, 2015
We Are Not Opposed To Any Deal, Just A Bad Deal
Mylan Offer Package
$112.72
$205.00: Mylan’s Initial Proposal
Mylan’s Offer Substantially Undervalues Perrigo
Perrigo’s Board rejected Mylan’s initial
proposal of $205 as it substantially
undervalued the company, regardless of
the components of consideration
Perrigo’s Board believes our standalone
plan and growth opportunities will create
value significantly in excess of Mylan’s
inadequate offer
Price Per Perrigo Share
$164.71
$187.72
$75.00
$0
$50
$100
$150
$200
$250
$300
Perrigo
Unaffected
Price *
Total Mylan
Offer For
Perrigo
Cash
Per Share
2.3x Mylan
Shares **

136%
95%
63%
56%
54%
48%
45%
44%
39%
39%
37%
36%
34%
29%
29%
27%
25%
24%
14%
0%
30%
60%
90%
120%
150%
Synageva /
Alexion
Amylin /
Bristol-Myers
InterMune /
Roche
Elan /
Perrigo
Allergan /
Actavis
Mylan /
Teva ***
Receptos /
Celgene
Onyx /
Amgen
Hospira /Pharmacyclics  /
Pfizer
AbbVie
Cubist /
Merck
Baxalta  /Warner Chilcott /
Shire ***
Actavis
Salix /
Valeant
NPS /
Shire
Questcor /
Mallinckrodt
Forest /
Actavis
Perrigo /
Mylan ***
($205 Proposal)
Perrigo /
Mylan ****
Mylan’s Offer Represents The Lowest
Premium to an Unaffected Share Price
of Any Biopharma Transaction >$5Bn in Value Since The Start of 2012
Premium to Unaffected Share Price*
Median Premium: 39%**
1
Mylan’s Grossly Inadequate Offer is Nothing
More Than an Attempt to Steal Perrigo
Perrigo Shareholders should not be coerced into accepting a bad deal
* Source: Deal values sourced from Thomson Reuters as of September 1, 2015; premiums calculated with Capital IQ data
** Median excludes Mylan offer for Perrigo
*** Offer not accepted by target
**** Based on Mylan’s closing share price of $49.01 on September 16, 2015
Target /
Acquirer
Mylan’s Grossly Inadequate
Offer for Perrigo
Mylan’s Rejected Offer
from Teva

(16%)
(14%)
(13%)
(11%)
(12%)
(7%)
(2%)
2%
(20%)
(15%)
(10%)
(5%)
0%
5%
Year 1
Year 2
Year 3
Year 4
Does
not
include
potentially
material
negative
synergies
in
product
divestments
and
supplier
contracts with change of control provisions
Mylan EPS Accretion Dilution (%)
*
**
No Synergies
Phased-In Synergies
2
At Least 3 Years of Significant EPS Dilution
Even assuming Mylan can fully realize its optimistic $800MM synergy target
“Both a contribution and ROIC analysis indicate that the transaction is barely profitable for Mylan shareholders by year four…
Shareholders might prudently ask themselves why even the best case scenario a management team can demonstrate will still require more than three years to become accretive” -
ISS 8/14/2015
*Illustrative EPS accretion/dilution based on Thomson Consensus Estimates for both Perrigo and Mylan. Perrigo does not endorse or adopt these estimates
**Assumes $800MM pre-tax synergies with phase-in of 25% in 2016, 50% in 2017, 75% in 2018 and 100% thereafter; assumes ~$11Bn of new debt raised at illustrative 4% cost of debt and ~340MM Mylan shares issued to Perrigo shareholders; assumes 18.5% tax rate on synergies (based on Perrigo 2H CY15 commentary around tax rate) and 20% tax shield on new Mylan debt (based on mid-point of Mylan
CY15 tax rate guidance)

Mylan's
Largest Shareholders –
“Let Me Out”*
Highlights significant overhang in Mylan stock
“..we don't have intention long-term of being shareholders in Mylan.” Miles White, Abbott CEO, July 2015
Mylan's largest shareholder has voted with its feet, seeking an exit by registering all their shares for sale*
Abbott Position Creates
14.2% Overhang…
…To Add To 4.6%
Teva Overhang…
…For a Total
Overhang of ~19%
*Source: Mylan’s shelf registration statement, filed 9/14/15
** “Teva is expected to sell its holdings in Mylan: with the announcement of its acquisition of Allergan's generic division, Vigodman said, "We'll manage our exit from the holding in Mylan appropriately in the course of time." The question is how it will affect the fate of Teva's rival, and thereby also that of Perrigo before these shares are sold.” Globes Israel’s Business Arena, August 18, 2015
3
14.2%
0.0%
0%
4%
8%
12%
16%
20%
Holding Today
Target Holding *
4.6%
0.0%
0%
4%
8%
12%
16%
20%
Holding Today
Target Holding **
18.8%
0.0%
0%
4%
8%
12%
16%
20%
Holding Today
Target Holding

A Combination With Mylan Would Significantly
Dilute Perrigo’s Growth and Valuation
Perrigo’s Growth Rate is Significantly Superior to Mylan’s
Perrigo Trades at a Large Premium to Mylan
2016 –
2019 CAGR*
*Market data as of 8/31/2015; Revenue and operating income CAGRs based on Thomson Consensus Estimates. Perrigo does not endorse or adopt these estimated growth rates
** Perrigo unaffected date of 4/7/2015 and Mylan current as of 9/16/15
***Mylan as of unaffected date of 3/10/15, prior to rumors of Teva’s interest in Mylan; Perrigo as of unaffected date of 4/7/15; Source: Thomson Median Consensus Estimates
Perrigo has earned its premium valuation through its high-growth durable businesses, leading market shares, high quality products and proven management track record and significant face to consumers
Share Price / Next Twelve Months EPS (x)
+ 230
BPS
+ 290
BPS
4
20.2x
21.4x
20.2x
20.1x
10.6x
13.4x
10.6x
11.2x
0x
5x
10x
15x
20x
25x
Perrigo Unaffected
vs. Mylan Current **
1-Year Average ***
3-Year Average ***
5-Year Average ***
6.5%
8.5%
4.1%
5.6%
0%
2%
4%
6%
8%
10%
Revenue
Operating Income
Perrigo
Mylan

Mylan’s Revenue Breakdown*
®
Mylan Has Significant Product Concentration
Issues And Portfolio Risks
Heavily reliant on EpiPen
®
contribution
-
$1bn of revenues
-
11% of total revenue, >20% of EPS
-
Facing generic competition
Pipeline largely dependent on a small number of large
products
-
Copaxone, Advair
-
Each faces uncertain approval and market
dynamics
Perrigo’s Revenue Breakdown**
Significant revenue diversification
-
In both single products and product groups
-
No product >6% of revenue
Assets have
no near-term patent cliff risk
> $29Bn market opportunity in potential Rx-to-OTC
switches
Diversified product portfolio across all franchises
Declining
growth
profile
Focus on
commodity
generics
Facing generic
challenge
Significant
government
pricing pressure
*Mylan 2014 revenue per 10-K, pro forma for Abbott’s non-US developed markets and branded generics business as of 12/31/14 per 8K filed on 26-Mar-2015, EpiPen 2014 sales per EvaluatePharma
**Pro Forma FY2015 Portfolio includes trailing twelve months of Omega; total net sales of ~$5.5B at constant currency of €1:$1.09
vs.
Gastrointestinal,
7%
Analgesics,
8%
5
North America
Generics,
35%
Europe
Generics,
15%
EpiPen
11%
Other Generics
and Specialty,
18%
Established
Products
Portfolio, 21%
Smoking
Cessation,
5%
Cough/Cold,
9%
Animal
Health, 3%
Other CHC,
6%
Infant
Formula, 7%
VMS, 3%
Tysabri, 6%
API & Other,
2%
12
Branded
Consumer,
24%
Rx, 19%

“…we are not averse to tax inversion
transactions..[however] we question the strategic
rationale of the MYL / ABT transaction, which
involves the acquisition of a declining asset.”
–
Citi, July 2014
“In July 2014, MYL stated it expected the ABT deal
would generate sales of approximately $1.9Bn
…however in 2Q15, the Abbott assets represented
sales of approximately $402MM, or only $1.6Bn
annualized…If these calculations accurately
approximate the declines in the business, this
would represent a change from what
management expected a year ago when it
described the ABT EPD business as a mid-
single digit declining business in July 2014,
with the goal of bringing it to flat.”
–
BMO Capital Markets, September 2015
*Historical revenue figures per Mylan S-4 filing
** Mylan Registration Statement Form S-3ASR, dated and filed with the SEC on September 14, 2015
Acquired Abbott Established Pharmaceuticals
Division Revenue Has Rapidly Declined
Historical Established Products Portfolio Revenues ($MM)*
Analysts Didn’t Like The Transaction
And Continue to be Concerned About The Growth
Mylan’s EPD Acquisition Added Portfolio of
Declining Assets
6
2,666
2,364
2,112
1,985
0
500
1,000
1,500
2,000
2,500
3,000
3,500
2011A
2012A
2013A
2014A

Perrigo Offers Superior Value Creation
Perrigo Board Recommendation: Reject the Offer by Taking No Action
Mylan’s Value Destructive Offer
Conclusions and Questions
Mylan’s Poor Track Record of Corporate Governance

Perrigo

	Mylan

ISS Governance QuickScore

1	2	3	4	5	6	7	8	9	10

LOW CONCERN LEVEL → HIGH CONCERN LEVEL

Historical Years
2013
9
2014
10
2015
10
Mylan’s Corporate Governance Record Is Abysmal
Mylan ISS Quickscores for the last three years*
*Source: ISS
7
“Mylan may actually trade at a larger discount (and thus lower multiple) due to investors’
more dim view of its corporate governance.” – ISS 8/14/2015
Mylan received an ISS QuickScore indicating the highest level of governance risk and its pay-
for-performance program has been consistently deemed “deficient” by Glass-Lewis

“Mylan to Investors: We’ll Do What We Want” *
*Source: Fortune Magazine, Jen Wieczner, “Why Wall Street Loves to Hate Mylan’s CEO,’ September 11, 2015
**Source: The Wall Street Journal, Dealpolitik, “Mylan to Investors: We’ll Do What We Want”, May 8, 2015, citing Sanford C. Bernstein & Co. report
***Source: The Financial Times, David Crow, “Mylan Claims US ‘Too Shareholder Centric’,” August 6, 2015
Previously undisclosed or poorly disclosed governance now reveals Mylan’s views on shareholder rights
“Of the more than a dozen analysts, investors, and governance experts polled by Fortune, only one remembered reading about [the anti-takeover clause]” *
Multiple lawsuits filed by Mylan shareholders alleging disclosure violations in its inversion proxy statement
Poor
Governance
Disclosure
Denial of
Shareholder
Rights
Value
Destruction
Mylan has a track record of denying shareholders their rights to consider alternatives and express their views
Threatened to delay a special meeting for 180 days, before even having seen a request
Mylan CEO says “The anger among some investors was a symptom of the fact that the US had become ‘way too shareholder centric’” ***
Flaunted
its
bullet-proof
anti-takeover
defenses
to
fend
off
Teva
–
destroying
at
least $14 billion of potential shareholder value
8

WSJ article describes a longstanding relationship in which Mylan purchased real estate and developed its corporate headquarters in an office park in which Mr. Piatt’s company is the main developer *
“Mylan had built its Pittsburgh offices on land previously co-owned by the lead independent director of the board—who sold it for $1 to a third party hours before Mylan bought it…Bresch tells Fortune the director was “gracious enough” to relinquish his interest in the plot before Mylan bought it.” **
“[Mr. Piatt] wanted to do it that way…[I]t was a way for us to make a clean transaction with the Mylan guys.” –
Andrew Miller, Mr. Piatt’s business partner commenting on the structure of Mr. Piatt’s indirect land sale to Mylan *
“Pittsburgh is a big town with no shortage of real estate. Either they could have gone somewhere else, or
[Mr. Piatt] could have relinquished the directorship and eliminated the conflict.” ***
“The massive signage of the company’s 280,000-square-foot headquarters identifies itself as The Robert J.
Coury Global Center more prominently than identifying the enterprise residing there” ****
“…the jet—a Bombardier Global Express the size of a regional airliner—flew directly from one of Tino Coury's concert locations to the next” *****
“Coury Investment Advisors, a company in which two of his brothers, Gregg and Paul, are principals, has served as a broker for Mylan's employee-benefit plans. Various insurers paid them $597,000 in the past three years for Mylan-related business…” *****
Excessive
Compensation
Continually noted for excessive compensation
“The company's leadership structure effectively results in multiple CEO-level pay packages with total annual compensation of the Executive Chair Robert Coury consistently exceeding the CEO's pay” ******
Related Party
Transactions
Nepotism
Mylan’s Long History of
Questionable Business Practices
8
*Source: The Wall Street Journal “Director at Generic-Drug Giant Mylan Had Undisclosed Ties to Land Deal”, July 6, 2015
**Source: Fortune Magazine, Jen Wieczner, “Why Wall Street Loves to Hate Mylan’s CEO,” September 11, 2015
***Source: Charles Elson, Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, quoted in the same WSJ article referenced above
****Source: Fortune Magazine, Jeffery Sonnenfeld “Blurred governance: Mylan’s illusions vs. BofA’s realities”, September 15, 2015
*****Source: The Wall Street Journal “Mylan Chief Flies Firm's Jet to Side Gig: Son's Concerts”, December 17, 2012
******Source: ISS report on Mylan, 25 March, 2015

Mylan
Chose Dutch Incorporation
Despite its UK Tax Domicile
Governance Made Worse
by Choices in its Charter
95% squeeze-out threshold in tender offers
Ability
to
utilize
stichting
(poison-pill
type
device) to block takeovers
Focus on stakeholders, not specifically
shareholders
Board can delay a shareholder-called special
meeting for up to 180 days
Shareholders cannot nominate or elect
directors
Creates role of “Emperor for Life”*
Removal of directors requires a board
recommendation or supermajority
shareholder approval
Even if shareholders vote to remove
the full board, the Chairman can re-appoint
himself and the rest of the Board at his
sole discretion
Mylan’s
Governance Prison
Mylan’s
Shareholders Have No Realistic Chance of Receiving a Takeover Premium
As a stakeholder company, Mylan
deserves and will likely get a governance discount.
Bernstein, September 8, 2015
Mylan’s Offer Would Subject Perrigo Holders
To Its Significant Governance Discount
8

*Source: Fortune Magazine, Jeffery Sonnenfeld “Blurred governance: Mylan’s illusions vs. BofA’s realities”, September 15, 2015

Operations:
Synergy
Claims Not
Credible
Capital
Structure:
Increased
Risk
Value Leakage
•
Arms’ length requirements: Mylan must pay Perrigo full market prices for any Perrigo products or services
•
Production / distribution costs: fiduciary duties to Perrigo limit Mylan’s ability to vertically integrate, rationalize costs or combine sales infrastructure
•
Employees / compensation
Accelerated vesting increases comp costs
Duplicative executive team
Ongoing distraction; potential for employee departures
•
Access to Perrigo cash flow could incur significant leakage
•
Material credit uncertainty increases equity risk and financing costs
•
Substantial additional liquidity demands
Closing of the offer will trigger an event of default for Perrigo’s $530MM term loan
Risk of triggering change-of-control put of Perrigo’s $3.9Bn of senior notes
•
Synergies must be shared with outstanding minority shareholders
Reduced
Liquidity:
Delisting
•
Threat to de-list Perrigo even if 49% choose to remain Perrigo shareholders; harms minority shareholders
No business reason stated
No pretense made that a board with fiduciary obligations to Perrigo has considered the question
Mylan’s Coercive and Reckless Tactics
Failing to reach 80% ownership makes a bad deal even worse
9
“Now shareholders are bullied further through Mylan’s hostile $27 billion takeover bid for Irish over-the-counter pharmaceutical Perrigo. Mylan launched its tender offer Monday, and if it does not achieve its required 80% control to meld the two businesses, it’s threatening to delist and weaken Perrigo, punishing prospective minority shareholders…What is clear is the coercive intent of making such a threat now.” – Fortune 9/15/2015*
*Source: Fortune Magazine, Jeffery Sonnenfeld “Blurred governance: Mylan’s illusions vs. BofA’s realities”, September 15, 2015

*Source: Perrigo employee survey
**Source: Perrigo beliefs based on feedback from customer and supplier interactions
Appreciate Perrigo’s unique and complex business
Concerned given Mylan’s lack of experience and knowledge of the store-brand sector
Worried about uncertainty and disruption, including loss of key employees who created and shaped the current store-brand pharmaceutical industry
Perrigo
has superior knowledge of the marketplace, ability to develop effective consumer marketing programs and strong relationships with customers
Concerned with the uncertainty and lack of valuable experience and knowledge of the US store-
brand segment
Acknowledge likely disruption to business as a result of a change in leadership and management
Employees do not want this value destructive deal
98% believe they are better off working for stand-alone Perrigo *
Customers
**
Suppliers
**
Employees
A material amount of Perrigo’s net sales could be at risk due to change of control
Mylan’s Offer Is A Bad Deal For Everyone
Change of control would affect the entire Perrigo ecosystem

Perrigo
Board Recommendation: Reject the Offer by Taking No Action
Mylan’s
Value Destructive Offer
Mylan’s
Poor Track Record of Corporate Governance
Perrigo
Offers Superior Value Creation
Conclusions and Questions

*Goals reflect Calendar Years 2014-2017
**Perrigo Long Term Plan; excludes branded CHC
Perrigo’s Clear Strategy For Continued Growth
New Product Pipeline
$1 billion** in new products over the next three years
New Product Pipeline
$1 billion** in new products over the next three years
Base
Guidance
5-10% organic
CAGR Goals*
Rx-OTC Switches
Rx-OTC Switches
Plus
Expansive M&A
Expansive M&A
Plus
Durable Global Base
Durable Global Base
Consumer Health + Branded
Consumer Health + Branded
Rx
Rx
Spec. Sci.
Spec. Sci.
Executing on our ‘Base Plus Plus Plus’ strategy
Multiplier Effect
> $29 Billion
Tysabri
®
Upside
Plus

Perrigo
Total sales ($B)
15% Compounded Annual Revenue Growth

M&A Creates Significant Multiplier Effect*
Unique Platform In Place to Continue to Deliver M&A Upside to Organic Growth
*Data is given on a FY June basis. All information based on continuing operations
**See Appendix for reconciliation of adjusted operating margin to GAAP
***Reflects base year fiscal 2008
Note: Organic sales exclude the effects of acquisitions; acquisitions and their subsequent growth remain in inorganic sales in years following the acquisition
14%
15%
18%
20%
22%
23%
Adj. Operating
Margin**:
Contribution to
PRGO Net Sales
(2008-15)***
Inorganic 9%
(27 Successful
Acquisitions)
Organic 6%
Total 15%
>1,450 BPS Expansion
25%
Adjusted Operating
Income Growth
CAGR 28%
29%
$1.7
$1.9
$2.1
$2.2
$2.3
$2.5
$2.7
$2.6
$0.2
$0.3
$0.6
$0.9
$1.1
$1.4
$2.0
$1.7
$2.1
$2.4
$2.8
$3.2
$3.6
$4.1
$4.6
0
1
2
3
4
5
6/2008
6/2009
6/2010
6/2011
6/2012
6/2013
6/2014
6/2015

Perrigo

GLADES
COBREK
UNICO
Braintree
Paddock
Laboratories, Inc
Sergeant's
élan
aspen
OMEGA
PHARMA
FERA
Velcera
Patheon
ScarAway
201%

$0
$25
$50
$75
$100
$125
$150
$175
$200
6/30/2006
11/17/2008
4/6/2011
8/26/2013
*TSR since 2007 indicates FY2007 period beginning June 30, 2006 to April 7, 2015 (pre-Mylan offer announcement)
TOTAL SHAREHOLDER RETURN
4/7/2015
Proven Track Record of Value Creation
Through Organic and Inorganic Growth
971%
201%
Total Shareholder Return
Exceeding 970% since 2007*
And a History of Consistently Increasing Dividends
Jan 2011
Sep 2012
Feb 2013
Jul 2013
Nov 2014
Opthalmic Sterile
Ointment and
Solution Product
Jun 2013
9 generic
prescriptions and
4 pipeline products
Mar 2007
Jan 2008
Brunel Pharma Ltd
Jun 2008
May 2008
Qualis, Inc.
Mar 2007
Nov 2008
Oct 2008
Mar 2010
Rights to generic HalfLytely
and Bisacodyl
May 2010
OTC in
Australia
and NZ
Feb 2014
Feb 2013
Women’s Health
Product Portfolio
Sep 2014
Mexican Operations
May 2015
Portfolio of
OTC brands
Jun 2015
Jul 2015
Nutritionals
and Products
Mar 2010
Aug 2015
Perrigo
Mylan

Shareholder Friendly Governance Policies
Director Independence
Annual elections for all
directors
All directors (except CEO)
are independent under
NYSE rules
All committee members
are also independent
Independent directors
regularly meet in
executive session
A truly independent lead
director with no history of
related-party transactions
Alignment With Shareholders /
Director Skills & Diversity
Executive Compensation
Executive compensation
emphasizes performance-
based compensation
Annual advisory vote on
executive compensation
Overwhelming majority of
votes cast at 2014 Annual
Meeting approved our
NEO’s compensation
Robust share ownership
guidelines for directors
and officers
No shareholder rights plan
Annual board and
committee assessments
Diversity in gender,
ethnicity, experience and
skills
We are not opposed to any deal, just a bad deal

Durable and
Diversified
Business
Limited
Patent
Cliff Risk
Clear Strategy for Creating Shareholder Value
Significant
Upside
OTC Switches,
Tysabri, M&A
+
+
+
+
Growth Rate
5-10% three-year
organic net sales
CAGR
Deep and
Broad
Pipeline
Experienced and Accomplished Management
With Strong Governance Track Record
Strong
Governance
Track
Record
+
Enhancing Shareholder Value
Base Plus Plus Plus…
=

Mylan’s
Offer
For
Perrigo
Is
A
Bad
Deal
DO NOT LET THEM STEAL OUR GREAT COMPANY……
…….DO NOT
TENDER YOUR SHARES
A Value Destructive Deal Across Countless Metrics!
Demonstrates Complete Disregard For Corporate Governance and
Shareholder Rights
Substantially Undervalues Perrigo and Offers a Grossly Inadequate Premium
Potentially Material Consequences As a Result of Reckless Tactics
Perrigo’s Base Plus Plus Plus Strategy Will Deliver Superior
Value For Shareholders

28 APPENDIX

Premium
Men's
Duac
Hair Regrowth Treatment
Miconazole 1
PRONYL
PETARMOR
Omeprazole
Aller-Ease
Cough DM
Allergy
Mucus-ER
Nicotine Lozenge
Nicotine Gum
Ibuprofen
Pain Relief
Abidec
etixx
Lyclear
Prevalin
WARTNER
JUNGLE FORMULA
broncho stop
BECOALLERGY
XLS-MEDICAL
Nytol
BITTNER PHARMA
Dermalex
LACTACYD
Abtei
ACO
APOTEKENS COMPOSITA
etixx
biover

Expanding Durable and Diversified Franchises*
*Pro Forma FY2015 Portfolio includes trailing twelve months of Omega; total net sales of ~$5.5B at constant currency of €1:$1.09
Run-Rate 2015 Consumer-Facing Portfolio –
75%
Analgesics, 8%
Smoking Cessation,
5%
Cough/Cold, 9%
Gastrointestinal, 7%
Animal Health, 3%
Other CHC, 6%
Infant Formula, 7%
VMS, 3%
Rx, 19%
Tysabri, 6%
API & Other, 2%
Branded Consumer,
24%

Omega Pharma Acquisition Provides Platform for
Pan-European Growth
Top 5 European OTC
player with superior
distribution and marketing capabilities
Synergies expected to contribute >$125 million in
adjusted gross profit in 2019
**
Supports global strategy and positions Perrigo for
continued European organic and inorganic
growth
Provides
a
world-class
management
team
and
leading European distribution network spanning at
least 35 countries
Combined commercial infrastructure, supply chain
capabilities and financial strength enables highly
synergistic bolt-on transactions, as highlighted
by recent leading European brand acquisitions
*CY14 Omega Pharma results based on Omega results for the year ended 12/31/14; Translated at a constant currency rate of €1.00 = $1.09
**As disclosed in March 30, 2015 Omega Pharma closing press release
~$1.3B
*
Omega Pharma
CY14 Revenues
>50%
CY14 Revenues
From Top 20 Brands
~319,000
Pharmacists and
Retailers Covered
~$218MM
*
Omega Pharma
CY14 Operating
Cash Flow
#1
13 Brands with
Leading Market
Positions
3
EU Bolt-ons
Already Announced

Perrigo

Delsym
Prilosec
Plan B One-Step
Flonase
Opcon-A
Visine-A
Alcon
Naphcon A
Mucinex
Mucinex DM
Oxytrol
Nexium
Advil
Liqui-Gels
NicoDerm CQ
Nicorette
Claritin
Liqui-Gels
Rogaine
Aleve
Nutramigen
Zyrtec
Ensure
Omega+

$1 Billion in New Products Over the Next 3 Years
Excluding Branded CHC
31 ANDAs Pending FDA Approval
7 Paragraph IV Litigations
9 Projects in Clinical Studies
CY15-17
Brand Value
> $3.5B
New Product
Opportunities
>30
Consumer Healthcare (Legacy CHC + NUT) ANDA Pipeline Addresses
>$3.6B in National Brand Sales

RELPAX

Vesicare
Detrol LA

Cialis
VIAGRA

Restasis
Pataday
Patanol

COMBIVENT
Ventolin HFA
ProAir HFA

NASONEX

Greater Than $29B Market Opportunity in Potential
Rx-to-OTC Switches*
*Source: WKH Data, CY13 TRx Dollars, except data on Nasals which is sourced from IMS 2015, Wolters Kluwer Health 2006, IRI MULO 2015
Nasals
$4.3B
36%
19%
GRx
Oxybutynin
47%
44%
9%
All Others
18%
GRx
Rizatriptan
53%
GRx
Sumatriptan
9%
20%
All Others
Migraines
(Triptan Category)
$4.3B
Overactive Bladder
(All Strengths/Forms)
$3.3B
Erectile
Dysfunction
(Oral Dosage Forms)
$3.4B
Asthma
(Inhalants Only)
$4.5B
Ophthalmics
(Drops/Liquid
Dosage Forms)
$3.5B
BPH
(All Strengths/Forms)
$6.0B
21%
All
Other
24%
65%
15%
All
Other
20%
GRx
Tamsulosin
GRx
Finasteride
6%
12%
37%
All Others
45%
37%
25%
19%
19%
All Others
67%
27%
6%
GRx
Fluticasone
All other

Perrigo

NDC 59075-730-15
TYSABRI
(natalizumab)
300 mg/15 mL
(20 mg/mL)
For Intravenous Use
Concentrate For Dilution
Single Use Vial
biogen idec
élan
Rx Only
Manufactured by:
Biogen Idec Inc.
Cambridge, MA 02142 USA
US License # 1697

Tysabri Momentum
New indications and expanding royalty opportunity
Increasing Royalty Rate
Increasing Royalty Rate
WW MS market was ~$18.5B in
2014 and is expected to grow to
~$22.8B by 2019 (>4% CAGR)
*
Sizeable upside from potential
new indications including Phase
III data readout for the treatment
of Secondary Progressive
Multiple Sclerosis and ongoing
development in stroke
Potential Growth Drivers: 2015 and Beyond
Royalty of 18% on global net sales
up to $2B; 25% royalty on global
net sales above $2B
Safety (REMS) and biologic profile
raise the barriers to entry for
biosimilars
Compelling Efficacy
Compelling Efficacy
SPMS & Stroke Indications
SPMS & Stroke Indications
Favorable Market Dynamics
Favorable Market Dynamics
*
Source: Cowen and Company, February 2015

Reconciliation of Non-GAAP Measures
(In Millions, Unaudited)
FY 2008
FY 2009
FY 2010
FY 2011
FY 2012
FY 2013
FY 2014
FY 2015
Consolidated
(1) (2)
Reported net sales
1,727.5
$
2,005.6
$
2,268.2
$
2,755.0
$
3,173.2
$
3,539.8
$
4,060.8
$
4,603.9
$
Reported operating income
192.8
$
249.5
$
335.9
$
490.2
$
569.2
$
679.1
$
567.0
$
747.7
$
Acquisition-related amortization
(3)
24.2
23.6
25.1
46.8
74.8
94.0
281.0
464.1
Acquisition costs
-
-
8.2
3.2
9.4
9.5
109.3
34.2
Restructuring charges
2.3
14.6
9.5
1.0
8.8
2.9
47.0
6.5
Loss contingency accrual
-
-
-
-
-
-
15.0
2.0
Write-offs of in-process R&D
2.8
0.3
19.0
-
2.0
9.0
6.0
-
Litigation settlements
-
-
-
-
-
-
5.3
-
Contingent consideration adjustment
-
-
-
-
-
-
1.1
0.9
Escrow settlement
-
-
-
-
-
-
(2.5)
-
Inventory step-ups
5.8
2.9
10.9
-
27.2
10.8
-
15.6
Impairment of intangible asset
10.3
-
-
-
-
-
-
0.4
Impairment of fixed assets
-
1.6
-
-
-
-
-
-
Loss on asset exchange
-
0.6
-
-
-
-
-
-
Proceeds from sale of pipeline development projects
-
-
-
-
(4.8)
-
-
-
Legal and consulting fees related the Mylan N.V. defense
-
-
-
-
-
-
-
13.4
Initial payments made in connection with R&D arrangements
-
-
-
-
-
-
-
28.0
Year end change
-
-
-
-
-
-
0.7
Adjusted operating income
238.2
$
293.1
$
408.6
$
541.2
$
686.6
$
805.3
$
1,029.2
$
1,313.5
$
Adjusted operating income %
13.8%
14.6%
18.0%
19.6%
21.6%
22.8%
25.3%
28.5%
(1)
FY
2008
-
FY
2010
retrospectively
adjusted
for
the
voluntary
change
in
accounting
principle
to
eliminate
the
one-month
reporting
lag
for
the
Company's
foreign
subsidiaries
in
FY
2011.
(2)
FY 2008 -
FY 2012 based on continuing operations.
(3)
Amortization of acquired intangible assets related to business combinations and asset acquisitions
FY 08 -
FY 15 reported net sales CAGR:
FY 15 Sales:
4,603.9
$
^
(1/7)
-
1
=
15%
FY 08 Sales:
1,727.5
$
FY 15 adjusted operating income:
1,313.5
$
^
(1/7)
-
1
=
28%
FY 08 adjusted operating income:
238.2
$
FY 08 -
FY 15 Adjusted operating margin growth:
FY 08
FY 15
Change
Adjusted operating margin
13.8%
28.5%
1,470
bps
FY
08
-
FY
15
Adjusted
operating
income
CAGR: